Exhibit 5.1

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

April 23, 2026

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, WA 98011

Attention:	James Martin
Co-Chief Executive Officer

Re:	Cocrystal Pharma, Inc. Shelf Registration Statement on Form S-3

Dear Mr. Martin:

You have requested our opinion with respect to certain matters in connection with the filing by Cocrystal Pharma, Inc., a Delaware corporation (the “Company”) of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) warrants to purchase Common Stock (the “Warrants”), and (iv) units consisting of any combination of the foregoing securities (the “Units” and together with the Common Stock, the Preferred Stock and the Warrants, the “Securities”), having an aggregate maximum offering price of $150,000,000. The Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto (the “Prospectus Supplement”).

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion, including, but not limited to, the Registration Statement, the Company’s Certificate of Incorporation, as amended, and the Company’s Bylaws, as amended. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

Subject to the foregoing and in reliance thereon, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive securities purchase, underwriting, or similar agreement with respect to any other Securities issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Securities issuable upon conversion, exchange, or exercise of any Security being issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, it is our opinion that:

(1) With respect to shares of Common Stock, when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of Common Stock and the terms of the offering and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

(2) With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the powers, designations, preferences, limitations and relative, participating or other rights thereof and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware as required by the DGCL; and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration approved by the Board therefor (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and the depositary appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Company’s Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof, and related matters, (b) the agreements relating to the Units have been duly authorized and validly executed and delivered by the Company, and the depositary appointed by the Company, and (c) the Units or certificates representing the Units have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is being furnished to you for submission to the SEC as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the SEC on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.
Nason, Yeager, Gerson, Harris & Fumero, P.A.